UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

FLUENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street, 9th Floor New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 669-7272

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0005 par value per share	FLNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on November 15, 2023, Fluent, LLC (the “Borrower”) entered into a Temporary Waiver Under Credit Agreement (the “Initial Waiver”) with the lenders thereto and Citizens Bank, N.A. as administrative agent (“Citizens Bank,” and collectively with the lenders thereto, the “Lenders”), pursuant to which the Lenders agreed to waive their rights and remedies under the Credit Agreement arising from the Borrower’s breach of a covenant through January 15, 2024. On January 17, 2024, the parties entered into a Second Temporary Waiver Under Credit Agreement (the “Second Waiver”), extending the expiration date of the Initial Waiver to January 26, 2024, or the occurrence of any other Event of Default (as defined in the Credit Agreement). The Second Waiver did not otherwise substantively modify the Initial Waiver or the Credit Agreement.

On January 26, 2024, the parties entered into a Third Temporary Waiver and Amendment to Credit Agreement (the “Third Waiver and Amendment”), pursuant to which the Lenders agreed to waive their rights and remedies under the Credit Agreement arising from the Company’s breach of certain covenants through the earliest of (1) the occurrence of any event of default, (2) April 30, 2024, or (3) the failure of the Borrower and credit parties (the “Credit Parties”) to comply with the requirements of the Third Waiver and Amendment.

The Third Waiver and Amendment modified the Credit Agreement by (1) amending the Applicable Margin to 3.0% for Alternate Base Rate Loans and 4.0% for SOFR Loans and (2) changing the Maturity Date to September 30, 2025. The Third Waiver and Amendment also requires the Borrower to: (i) comply with additional reporting requirements, (ii) continue to pay the reasonable costs of the financial advisor engaged in connection with the Fourth Amendment to Credit Agreement, (iii) maintain Domestic Unrestricted Cash of $7,500,000, (iv) retain an investment banker to deliver a review of all strategic options for Transaction Commitments (as defined below), and (v) by March 31, 2024, deliver one or more Transaction Commitments, defined as: (x) a third-party commitment to provide additional capital in exchange for equity or subordinated debt, (y) a purchase agreement for the sale of a divested business, or (z) a third-party commitment to refinance the Credit Agreement. The Transaction Commitments in the aggregate must, among other things provide for net proceeds to the Credit Parties of not less than $10,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fluent, Inc.

January 26, 2024	By:	/s/ Donald Patrick
	Name:	Donald Patrick
	Title:	Chief Executive Officer